UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2020

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor,		20006
Washington,	DC
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (202) 872-7700
No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Exchange on which registered
Class A voting common stock	AGM.A	New York Stock Exchange
Class C non-voting common stock	AGM	New York Stock Exchange
6.000% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C	AGM.PRC	New York Stock Exchange
5.700% Non-Cumulative Preferred Stock, Series D	AGM.PRD	New York Stock Exchange
5.750% Non-Cumulative Preferred Stock, Series E	AGM.PRE	New York Stock Exchange
5.250% Non-Cumulative Preferred Stock, Series F	AGM.PRF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

Charles A. Stones of Topeka, Kansas became a member of the Board of Directors (“Board”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) on December 22, 2020. Mr. Stones was nominated by President Trump on January 28, 2020, confirmed by the United States Senate on December 18, 2020, and took the oath of office for his new position on December 22, 2020.

Mr. Stones joins LaJuana S. Wilcher (Chair), Lowell L. Junkins (Vice Chair), Myles J. Watts, and Sara L. Faivre as members of the Board who have been appointed by the President of the United States. Mr. Stones replaces Bruce J. Sherrick on Farmer Mac’s Board, who had served since April 2012. Under Farmer Mac’s statutory charter, five of Farmer Mac’s fifteen directors are appointed by the President of the United States with the advice and consent of the U.S. Senate. Each year, holders of Farmer Mac’s Class A voting common stock elect five directors, and holders of Farmer Mac’s Class B voting common stock elect five directors. Mr. Stones will serve on the Board’s Audit Committee, Credit Risk Committee, and Strategy and Business Development Committee.

Mr. Stones, age 66, retired from the Kansas Bankers Association in 2019 after serving 15 years as President and 33 years overall, including roles as director of member relations, director of research, senior vice president, and head lobbyist. At the start of his career, he worked in the investment division of Fourth National Bank for seven years before joining the Kansas Bankers Association in 1986. Mr. Stones currently serves as a Trustee of the Kansas-Nebraska Southern Baptist Foundation and previously served on the boards of banking schools in Nebraska and Wisconsin. He graduated from Washburn University in Topeka, Kansas with a degree in Communications.

There are no arrangements or understandings between Mr. Stones and any other persons pursuant to which he was selected as a director of Farmer Mac. There are also no family relationships between Mr. Stones and any director or executive officer of Farmer Mac, and Mr. Stones has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S‑K.

As a member of the Board, Mr. Stones will receive a pro rata portion of the equity grant awarded to other members of the Board for 2020. Mr. Stones will also receive compensation as a director of Farmer Mac beginning on December 22, 2020 in the form of a pro-rated annual retainer payable quarterly, as described more fully in the “Compensation of Directors” section of Farmer Mac’s Proxy Statement filed with the Securities and Exchange Commission on April 6, 2020, which section is incorporated in this report by reference.

On December 23, 2020, Farmer Mac issued a press release to announce the appointment of Mr. Stones as a new director of Farmer Mac. A copy of that press release is attached to this report as Exhibit 99 and is incorporated in this report by reference. All references to www.farmermac.com in Exhibit 99 are inactive textual references only, and the information contained on Farmer Mac’s website is not incorporated by reference into this report.

Item 9.01        Financial Statements and Exhibits.

(d)    Exhibits

99	Press Release dated December 23, 2020
104	Cover Page Inline Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

Exhibit Index

99	Press Release dated December 23, 2020
104	Cover Page Inline Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                        By: /s/ Stephen P. Mullery
                         Name: Stephen P. Mullery
                         Title: Executive Vice President – General Counsel

Dated: December 23, 2020